AMENDMENT #2 DMC GLOBAL INC. AMENDED AND RESTATED NONQUALIFIED DEFERRED COMPENSATION PLAN

This Amendment #2 (the “Amendment”) to the DMC Global Inc. Amended and Restated Nonqualified Deferred Compensation Plan (the “Plan”) is effective as of August 14, 2023 (the “Effective Date”). All capitalized terms used but not defined in this Amendment shall have the definitions provided in the Plan.

RECITALS
WHEREAS, Section 14 of the Plan authorizes the Committee to amend the Plan; and

WHEREAS, the Committee has determined that an amendment to the Plan is desirable to require that “Restricted Stock Awards” deferred into the Plan after the Effective Date must be deemed invested solely in Company common stock and cannot be deemed invested in any other Investment Option under the Plan.

AMENDMENT
NOW THEREFORE, the Committee hereby amends the Plan as follows:

1.Effective as of the Effective Date, Section 7.2(a) of the Plan is hereby deleted in its entirety and is replaced with the following:

“ (a) Notwithstanding any other provision of the Plan, the amount credited to an Account with respect to the deferral of Restricted Stock Awards shall be deemed to be invested in the common stock of the Company until such time as the Participant, to the extent permitted by this paragraph and in accordance with procedures established by the Committee, elects to change such deemed investment. The earnings and losses with respect to such deemed investments in common stock of the Company shall be the earnings or losses attributable to the Company’s common stock. In no event will a Participant be permitted to change the deemed investment of (i) Restricted Stock Awards deferred prior to January 1, 2024, until such Restricted Stock Awards are vested, or (ii) Restricted Stock Awards deferred on or after January 1, 2024.”

2.The Plan shall remain unchanged and in full force and effect except as otherwise set forth in this Amendment.

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IN WITNESS WHEREOF, the undersigned executes this Amendment #2 to the Plan, to be effective as set forth herein.

DMC Global Inc.
/s/ Michelle Shepston
Title: EVP and Chief Legal Officer
Date: August 17, 2023